Accountants and
Management Consultants                                         GRANT THORNTON
Grant Thornton LLP
The U.S. Member Firm of
Grant Thornton International


April 4, 2003

Mr. Douglas Shane Hackett
Chief Executive Officer
Innovative Software Technologies, Inc.
204 NW Platte Valley Drive
Riverside, MO  64150


Board of Directors
Innovative Software Technologies, Inc.
5072 North 300 West
Provo, UT  84604

Dear Sirs:

We are writing to you as the senior management and directors of Innovative Software Technologies, Inc. (the Company) to inform you that matters have come to our attention that call into question the accuracy of the Company's filings with the Securities and Exchange Commission (SEC).

First, as you know, the company has repeatedly directed us to communicate with its consultant, William E. Chipman, Sr., with respect to a variety of substantive financial matters. We have therefore worked with and received representation from Mr. Chipman in auditing the Company's 2001 and 2000 year-end financial statements and in reviewing the Company's certain quarterly financial statements for 2001 and 2002 filed with the SEC. We have recently learned that Mr. Chipman has a history of criminal convictions involving, among other things, the fraudulent sale of securities and the falsification of records. Because of these facts, Grant Thornton must question the reliability of the information Mr. Chipman provided in connection with the preparation of the Company's financial statements and our related audit and review procedures. We also question the Company's good faith in failing to disclose to us Mr. Chipman's criminal convictions for tax fraud and larceny when we agreed to serve as the Company's independent accountants.

Second, in 2001 and 2002, the Company reported revenues from the sale of its software to several entities in exchange for securities. In its representation letters, the Company has assured us that no relationship exists between the Company and its officers on the one hand, and these buyers on the other. It appears, however, that Mr. Chipman, who clearly plays a significant role in the Company's management and operations, may have some relationship to these entities. More particularly, the Company's software sale in the third quarter of 2002 in exchange for securities is potentially problematic in that the Company




Suite 350
5252 N Edgewood Drive
Provo, UT  84604
Tel 801 802-9200
Fax 801 802-7721
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reported revenues from the sale based upon the fair value of the preferred stock it received. Earlier, however, the Company had determined that the common stock of the same issuer had virtually no value. After reporting significant revenues from the sale, the Company subsequently determined that the preferred stock also had little value.

Taken together, these circumstances cause us to doubt whether the transactions reported by the Company in its public filings, including, without limitation the software sales described in the above paragraphs, have any economic substance. Recording transactions that do not have economic substance may be deemed illegal acts within the meaning of Section 10A of the Securities Exchange Act of 1934. We urge you to consult securities counsel to advise you of your responsibilities in these circumstances. That consultation should also include consideration of the steps that may be required to remedy any illegal conduct that may have occurred.

Section 10A improses responsibilities on both registrant and their auditors. After being notified that an illegal act may have occurred, the Board of Directors is required to proceed expeditiously to address whether it is likely that an illegal act has occurred and, if so, to implement promptly any remedial action deemed appropriate. We emphasize that time is of the essence. Failure of the Board to fulfill promptly its responsibilities requires an auditor to make the formal report to the Board mandated by Section 10A. The Board would be required to notify the SEC that such a report was received; failure to notify the SEC would require us to provide the report to them directly. In these circumstances, we ask that you advise us no later than April 11, 2003, of the steps taken to address this matter.

Yours truly,

/s/ Grant Thornton LLP








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